EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99141) of Quaker Fabric Corporation of our report dated March 30, 2007 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2007